EXHIBIT 23
                             CONSENT OF INDEPENDENT AUDITORS






We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-51839) pertaining to the Property Capital Trust 1992 Stock Option Plan of Property Capital Trust of our report dated August 26, 1994, with respect to the consolidated financial statements and schedules of Property Capital Trust and of our report dated March 4, 1994, with respect to the financial statements and schedule of Property Capital Midwest Associates, L.P. included in the Annual Report (Form 10-K) of Property Capital Trust for the year ended July 31, 1994.





                                                           ERNST & YOUNG LLP


Boston, Massachusetts
October 12, 1994